UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015 (January 12, 2015)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2015, Tony D. Bartel (age 50) was appointed our Chief Operating Officer. As Chief Operating Officer, Mr. Bartel will continue to have responsibility for the United States stores organization, Merchandising and Supply Chain, and will now assume responsibility for our Pre-owned and Technology Brands businesses, as well as Real Estate. Tony will continue to report to Paul Raines, our Chief Executive Officer. Prior to this appointment, Mr. Bartel served as President, a position he held from June 2010. Additional information on Mr. Bartel, including his previous positions with us, is included in our Proxy Statement filed with the SEC on May 9, 2014.
There is no arrangement or understanding with any person pursuant to which Mr. Bartel has assumed the role of, and responsibilities associated with, serving as our principal operating officer. There are no family relationships between Mr. Bartel and any of our directors or executive officers, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Bartel’s compensation arrangements are described in our Proxy Statement filed with the SEC on May 9, 2014 and these arrangements have not been modified since the date of the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: January 15, 2015	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer